SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 7, 2004 (May 4, 2004)

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-17020	87-0429944

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100, Irvine, California		92618

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(949) 743-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 12.            Results of Operation and Financial Condition.

               On May 4, 2004, VitalStream Holdings, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2004. The text of the press release is set forth beginning on the following page.

VitalStream

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

VITALSTREAM HOLDINGS REPORTS RECORD FIRST QUARTER 2004
Significant customer wins, 14% increase in revenue, and improved operational efficiencies

IRVINE, Calif., May 4, 2004 - VitalStream(R) Holdings Inc. (OTC:VSTH), the parent company of VitalStream Inc., a global provider of integrated content delivery and streaming media services, today announced record revenue for the quarter ended March 31, 2004.

Revenue for the quarter ended March 31, 2004 was $1,991,437, reflecting a 13.6% increase over the $1,752,448 recorded in the first quarter of 2003. The Company also reported its highest ever quarterly positive EBITDA of $34,861.

Recent customer wins include Comcast Cable Communications, LLC, Surfline, Inc., Atkins Nutritionals, Inc., Carat Interactive, Ltd., Salesforce.com, Steelcase Inc. and Edmunds.com.

"Our positive revenue growth and EBITDA reflect VitalStream's commitment to our customers and growing momentum with strategic partners like Macromedia.  With the growth in broadband adoption and customer interest in the delivery of digital media, VitalStream is anticipating our strategic partnerships and customer wins will be the foundation to build upon for future success," said Paul Summers, president and chief executive officer of VitalStream.

Net loss for the first quarter of 2004 was $213,166, representing a 27.4% increase compared to the first quarter of 2003 net loss of $167,374.

"Our higher net loss reflects our investment in operating infrastructure to continue to improve our quality of service and support our long term growth strategy," added Summers.

The Company's cost of revenue, as a percentage of revenue, declined from 44.6% in the first quarter 2003 to 42.2% in the first quarter 2004.  As a result of the increase in revenue and the relatively low cost of service as a percentage of revenue, the Company's gross profit increased by approximately $181,000.  The gains in gross profit coupled with the relatively modest increase in operating expenses enabled the Company to increase its positive EBITDA approximately eleven fold to a positive EBITDA of $34,861 for the first quarter 2004.

Reconciliation of net loss from continuing operations to EBITDA is as follows:

	For the Quarter Ended March 31,
	2004	2003

Loss from continuing operations	$(213,166)	$(167,374)

Depreciation and amortization	193,868	137,919

Interest expense, net	51,759	32,472

Income tax expense	2,400	---

EBITDA	$34,861	$3,017

FINANCIAL SUMMARY

	For the Quarter Ended March 31,
	2004	2003
	(all numbers in 000's, except per share data)
Revenues	$1,991	$1,752

Cost of Revenue	840	781

Gross Profit	1,151	971

Operating Expenses	1,300	1,093

Loss From Operations	$(149)	$(122)

Net Loss	$(213)	$(167)

Loss Per Share	$(0.01)	$(0.01)

Weighted Average Shares Outstanding	32,114	27,461

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

VitalStream has reported positive EBITDA (earnings/loss from continuing operations, excluding interest income (expense), income taxes, depreciation and amortization) of $34,861 and $3,017 for the quarters ended March 31, 2004, and 2003, respectively.   EBITDA is not a measure used in financial statements reported in accordance with generally accepted accounting principles, does not represent funds available for discretionary use and is not intended to represent cash flow from operations as measured under generally accepted accounting principles.  EBITDA should not be considered as an alternative to net loss or net cash used in operating activities.  VitalStream's calculation of EBITDA may not be comparable to the computation of similarly titled measures of other companies.

VitalStream's management uses EBITDA as a measure of its operating performance.  In addition, VitalStream believes that EBITDA may be useful to existing and potential creditors of VitalStream, and to any analysts and investors that follow VitalStream's performance, because it is one measure of the income generated that is available to service debt and capital leases.  In addition, VitalStream's ability to prepay the $1.1 million in 7% Convertible Promissory Notes issued on September 30, 2003, is contingent upon, among other things, its debt to EBITDA ratio being less than or equal to two.

About VitalStream, Inc.

VitalStream, Inc., a wholly-owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH), is a global provider of integrated content delivery services that enable businesses to broadcast their digital media and communications to worldwide audiences via the Internet. The Company provides complete solutions, including audio and video streaming, live event broadcasting, media asset management, integrated web hosting and consulting services, that seamlessly integrate with today's leading streaming media technologies. To ensure a worldwide reach, VitalStream engineered its award-winning content delivery network certified for quality delivery in the United States, Europe and Asia. For more information, call 800-254-7554 or visit www.vitalstream.com.

Forward-Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of the Company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the Company's revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for digital broadcast and streaming services, the risks that the Company's existing customers may cease to use the Company's services and/or may not use the Company's services at the projected rate, uncertainties regarding the future demand for the Company's products and services generally, the inability of the Company to compete or the competitive advantage of companies that compete or may compete in our markets, the risk that the Company's operational efficiency may not continue to improve,  the risk that the Company may be unable to obtain capital necessary to continue operations and fuel growth, the risk that the Company may experience technical or security problems that injure its business or increase its operating costs, and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others is set forth in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  Such forward-looking statements speak only as of the date of this release. The Company is under no obligation (and expressly disclaims any obligation) to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of VitalStream, Inc. All other trademarks are property of their respective holders.

Investor Relations Contact:	Art Sida	Neal Rosen
	VitalStream, Inc.	Kalt Rosen & Co. LLC
	949/743-2000	415/397-2686
	asida@vitalstream.com	rosen@krc-ir.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

VitalStream Holdings, Inc.

Date:	May 7, 2004	/s/ Philip N. Kaplan

Philip N. Kaplan Chief Operating Officer